Exhibit 25
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                                   FORM T-1
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)           |__|

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                             THE BANK OF NEW YORK
             (Exact name of trustee as specified in its charter)


New York                                                      13-5160382
(State of incorporation            (I.R.S. employer
if not a U.S. national bank)       identification no.)

48 Wall Street, New York, N.Y.          10286
(Address of principal executive
offices)                              (Zip code)

                      ----------------------------------

     Each Trust (the name of which is to be determined) that issues notes registered under registration statement file no. 333-7569 under the
                      Securities Act of 1933, as amended
             (Exact name of obligor as specified in its charter)

Delaware                                                 To be applied for
(State or other jurisdiction of     (I.R.S. employer
incorporation or organization)      identification no.)

To be determined
(Address of principal executive
offices)                             (Zip code)

                       --------------------------------

                              Asset Backed Notes
                     (Title of the indenture securities)

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1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO
     THE TRUSTEE:

     (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                        Address

     Superintendent of Banks of the State of 2 Rector Street, New York,
     New York                          N.Y.  10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York        33 Liberty Plaza, New York,
                                       N.Y.  10045

     Federal Deposit Insurance Corporation   Washington, D.C.  20429

     New York Clearing House Association     New York, New York

     (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.  (See Note on page 3.)

16.  LIST OF EXHIBITS.

     EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE
     COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND RULE 24 OF THE COMMISSION'S RULES OF PRACTICE.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and
          Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                     NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                  SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of September, 1996.


                                    THE BANK OF NEW YORK


            By:    /s/ NANCY B. GILL
                ---------------------------
                Name:  NANCY B. GILL
                Title: ASSISTANT TREASURER

                                                                    Exhibit 7


____________________________________________________________________________

                     Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                   of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                               Dollar Amounts
ASSETS                                                          in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin   . . . . . . . . . . . . . . . . . . . . . . $ 2,461,550
  Interest-bearing balances   . . . . . . . . . . . . . . . . . . .   835,563
Securities:
  Held-to-maturity securities   . . . . . . . . . . . . . . . . . .  .802,064
  Available-for-sale securities   . . . . . . . . . . . . . . . . . 2,051,263
Federal funds sold   in domestic of-
fices of the bank:
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . 3,885,475
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income  ......................... 27,820,159
  LESS: Allowance for loan and
    lease losses ........................509,817
  LESS: Allocated transfer risk
    reserve................................1,000
    Loans and leases, net of unearned
    income, allowance, and reserve  . . . . . . . . . . . . . . .  27,309,342
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . 837,118
Premises and fixed assets (including
  capitalized leases)   . . . . . . . . . . . . . . . . . . . . . . . 614,567
Other real estate owned   . . . . . . . . . . . . . . . . . . . . . .  51,631
Investments in unconsolidated
  subsidiaries and associated
  companies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 225,158
Customers' liability to this bank on
  acceptances outstanding   . . . . . . . . . . . . . . . . . . . . . 800,375
Intangible assets   . . . . . . . . . . . . . . . . . . . . . . . . . 436,668
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,247,908
                                                                  -----------
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . $41,558,682
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LIABILITIES
Deposits:
  In domestic offices   . . . . . . . . . . . . . . . . . . . . . $18,851,327
  Noninterest-bearing .................7,102,645
  Interest-bearing ...................11,748,682
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs....10,965,604
  Noninterest-bearing ....................37,855
   Interest-bearing ..................10,927,749
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased   . . . . . . . . . . . . . . . . . . . . 1,224,886
  Securities sold under agreements
    to repurchase   . . . . . . . . . . . . . . . . . . . . . . . . .  29,728
Demand notes issued to the U.S.
  Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118,870
Trading liabilities   . . . . . . . . . . . . . . . . . . . . . . . . 673,944
Other borrowed money:
  With original maturity of one year
    or less   . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,713,248
  With original maturity of more than
    one year  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20,780
Bank's liability on acceptances exe-
  cuted and outstanding   . . . . . . . . . . . . . . . . . . . . . . 803,292
Subordinated notes and debentures   . . . . . . . . . . . . . . . . 1,022,860
Other liabilities   . . . . . . . . . . . . . . . . . . . . . . . . 1,590,564
                                                                  -----------
Total liabilities   . . . . . . . . . . . . . . . . . . . . . . .  38,015,103
                                                                  -----------

EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 942,284
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 525,666
Undivided profits and capital
  reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,078,197
Net unrealized holding gains
  (losses) on available-for-sale
  securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,197
Cumulative foreign currency transla-
  tion adjustments  . .  . . . . . . . . . . . . . . . . . . . . .  (  5,765)
                                                                  -----------
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . 3,543,579
                                                                  -----------
Total liabilities and equity
  capital   . . . . . . . . . . . . . . . . . . . . . . . . . . . $41,558,682
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     I, Robert E. Keilman, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                 Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     J. Carter Bacot    ]
     Thomas A. Renyi    ]     Directors
     Alan R. Griffith   ]


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